Exhibit 99.1
DoorDash Releases Second Quarter 2023 Financial Results

August 2, 2023
SAN FRANCISCO--(BUSINESS WIRE)-- DoorDash Inc. (NYSE: DASH) today announced its financial results for the quarter ended June 30, 2023. In addition to our financial results below, our letter to shareholders is available on the DoorDash investor relations website at http://ir.doordash.com.
Q2 2023 was our best quarter ever for Total Orders, Marketplace GOV, and revenue. At the same time, we maintained our focus on operational efficiency and disciplined expense management, which drove an improvement to our Q2 2023 GAAP net loss including redeemable non-controlling interests versus Q2 2022 and contributed to all-time high Adjusted EBITDA. We are excited by our progress so far in 2023 and are already hard at work building more features, tools, and services that can improve local commerce.
Second Quarter 2023 Key Financial Metrics
•Total Orders increased 25% Y/Y to 532 million and Marketplace GOV increased 26% Y/Y to $16.5 billion.
•Revenue increased 33% Y/Y to $2.1 billion and Net Revenue Margin increased to 13.0% from 12.3% in Q2 2022.
•GAAP net loss including redeemable non-controlling interests was $172 million compared to $263 million in Q2 2022, and Adjusted EBITDA increased to $279 million from $103 million in Q2 2022.

	Three Months Ended
(in millions, except percentages)	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023
Total Orders	426	439	467	512	532
Total Orders Y/Y growth	23%	27%	27%	27%	25%
Marketplace GOV	$13,081	$13,534	$14,446	$15,913	$16,468
Marketplace GOV Y/Y growth	25%	30%	29%	29%	26%
Revenue	$1,608	$1,701	$1,818	$2,035	$2,133
Revenue Y/Y growth	30%	33%	40%	40%	33%
Net Revenue Margin	12.3%	12.6%	12.6%	12.8%	13.0%
GAAP Gross Profit	$686	$714	$762	$921	$951
GAAP Gross Profit as a % of Marketplace GOV	5.2%	5.3%	5.3%	5.8%	5.8%
Contribution Profit	$381	$420	$447	$533	$620
Contribution Profit as a % of Marketplace GOV	2.9%	3.1%	3.1%	3.3%	3.8%
GAAP Net Loss including redeemable non-controlling interests	$(263)	$(296)	$(642)	$(162)	$(172)
GAAP Net Loss including redeemable non-controlling interests as a % of Marketplace GOV	(2.0)%	(2.2)%	(4.4)%	(1.0)%	(1.0)%
Adjusted EBITDA	$103	$87	$117	$204	$279
Adjusted EBITDA as a % of Marketplace GOV	0.8%	0.6%	0.8%	1.3%	1.7%
Basic shares, options and RSUs outstanding as of period end	448	446	452	444	449

1

Our Performance in Q2 2023

We focus on steadily improving the quality of experience we offer to consumers, merchants, and Dashers. The cumulative impact of these improvements, along with effective execution and durable end markets, drove strong growth and improved efficiency in Q2 2023. On a reported basis in Q2 2023, we drove Total Orders up 25% Y/Y, Marketplace GOV up 26% Y/Y, and revenue up 33% Y/Y. On a pro forma basis in Q2 2023, including the results from Wolt for both periods, we drove Total Orders up 18% Y/Y, Marketplace GOV up 20% Y/Y, and revenue up 27% Y/Y.
On a pro forma basis, including the results from Wolt for both periods, Y/Y growth in Total Orders accelerated slightly in Q2 2023 compared to Q1 2023, driven by stable Y/Y growth in our U.S. restaurant marketplace, and accelerated Y/Y growth in our U.S. non-restaurant categories and international markets. Our consumer cohorts performed well in Q2 2023, which contributed to strong Y/Y growth in MAU and drove order frequency to a new all-time high. Based on third-party data, we believe we gained share in the U.S. restaurant, U.S. convenience, and U.S. grocery categories, as well as in many of our international markets during the quarter.
Total Orders from Platform Services grew modestly on a Y/Y basis in Q2 2023. However, merchant demand for our services has remained strong. We expect this to contribute to accelerated Y/Y growth in Total Orders and revenue in Platform Services in the second half of 2023, as we anniversary the end of a large partnership.
In addition to strong growth in Total Orders and Marketplace GOV in Q2 2023, improvements to logistics quality and efficiency and a growing contribution from advertising helped drive revenue up 33% Y/Y on a reported basis in Q2 2023 and up 27% Y/Y on a pro forma basis, including the results from Wolt for both periods. Y/Y growth in revenue was higher than Y/Y growth in Total Orders and Marketplace GOV despite increased investment in consumer retention and acquisition initiatives.
The combination of continued efficiency gains in our U.S. restaurant marketplace and our key investment areas drove GAAP net loss including redeemable non-controlling interests to $172 million in Q2 2023 compared to a GAAP net loss including redeemable non-controlling interests of $263 million in Q2 2022. Adjusted EBITDA reached an all-time high in Q2 2023 of $279 million compared to $103 million in Q2 2022.
GAAP sales and marketing expense increased to $471 million in Q2 2023, up 12% Y/Y and down 5% Q/Q. Dasher acquisition costs declined on both a Y/Y and Q/Q basis in Q2 2023. Steady product improvements have made dashing attractive to millions of people and helped generate leverage in our sales and marketing expenses in recent years. Although we continue to see room for further product improvements over the long-term, Dasher acquisition costs were lower than we expected in Q2 2023 and we do not expect the same level of acquisition efficiency in the second half of 2023.
We continued to manage operating expenses with discipline in Q2 2023. Combined, GAAP research and development expenses and GAAP general and administrative expenses were $610 million in Q2 2023, up 23% from $496 million in Q2 2022, and up 18% from $516 million in Q1 2023. We expect to remain disciplined in our management of operating expenses in the remainder of 2023, with moderate growth in headcount, most notably in research and development roles.
Operating cash flow in Q2 2023 was $393 million and Free Cash Flow was $311 million. On a trailing 12-month basis, we generated operating cash flow of $1.0 billion and Free Cash Flow of $653 million.
In February 2023, our board of directors authorized the repurchase of up to $750 million shares of our Class A common stock. To date, we have repurchased a total of 11.2 million shares of our Class A common stock for $693 million under the February authorization. Based on our current forecast for stock issuances, we now expect net dilution in 2023 to be well under 1%, prior to any additional potential stock repurchases. There is currently $57 million remaining under the current stock repurchase authorization. We may or may not repurchase any portion of the remaining amount.

2

Financial Outlook

Period	Marketplace GOV	Adj. EBITDA
Q3	$15.8 billion - $16.2 billion	$220 million - $270 million
2023	$64.2 billion - $65.2 billion	$750 million - $1.05 billion
Additionally, we currently expect stock-based compensation expense for the second half of 2023 to be between $600 million and $620 million. Detail around certain components of our stock based compensation expense is included in the table at the end of this press release.
Our outlook assumes that key foreign currency rates remain relatively stable at current levels. Our outlook also anticipates significant levels of ongoing investment in new categories and international markets. We caution investors that consumer spending in any of our geographies could deteriorate relative to our outlook, which could drive results below our expectations. Additionally, our increasing international exposure heightens risks associated with operating in foreign markets, including geopolitical and currency risks. Changes in the international operating environment could negatively impact results versus our current outlook.
We have not provided GAAP net loss outlook or a reconciliation of Adjusted EBITDA to GAAP net loss as a result of the uncertainty regarding, and the potential variability of, reconciling items such as taxes and other items. Accordingly, a reconciliation of Adjusted EBITDA to GAAP net loss is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" below.
Analyst and Investor Conference Call and Earnings Webcast
DoorDash will host a conference call and webcast to discuss our quarterly results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those interested in listening to the call can register and attend by visiting our Investor Relations page at https://ir.doordash.com. An archived webcast will be available on our Investor Relations page shortly after the call.
Available Information
We announce material information to the public about us, our products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the investor relations section of our website (ir.doordash.com), our blog (doordash.news), and our Twitter account (@DoorDash) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.

3

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” "aim", "try", “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements in this release include, but are not limited to, our expectations regarding our financial position and operating performance, including our outlook and guidance for future periods, our expectations regarding the Wolt business and our international business, our plans and expectations regarding our investment approach, our ability to manage our expenses, our expectations regarding our local commerce opportunity, trends in our business, including the effect of the macroeconomic environment, Dasher acquisition costs, consumer spending, and demand for our platform and for local commerce platforms in general, and our plans and expectations regarding share dilution, including our share repurchase authorization, and our ability to manage dilution. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, including our ability to forecast our performance due to our limited operating history, investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this release are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Contribution Profit, Contribution Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow. We use these financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

4

We define adjusted cost of revenue as cost of revenue, exclusive of depreciation and amortization, excluding stock-based compensation expense and certain payroll tax expense, allocated overhead, and inventory write off related to restructuring. Allocated overhead is determined based on an allocation of shared costs, such as facilities (including rent and utilities) and information technology costs, among all departments based on employee headcount. We define adjusted sales and marketing expense as sales and marketing expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted research and development expense as research and development expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted general and administrative expense as general and administrative expenses excluding stock-based compensation expense and certain payroll tax expense, certain legal, tax, and regulatory settlements, reserves, and expenses, transaction-related costs (primarily consists of acquisition, integration, and investment related costs), impairment expenses, and including allocated overhead from cost of revenue, sales and marketing, and research and development.
We define Adjusted Gross Profit as gross profit plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue, (iii) allocated overhead included in cost of revenue, and (iv) inventory write off related to restructuring. Gross profit is defined as revenue less (i) cost of revenue, exclusive of depreciation and amortization and (ii) depreciation and amortization related to cost of revenue. Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue for the same period.
We define Contribution Profit as our gross profit less sales and marketing expense plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing expenses, (iii) allocated overhead included in cost of revenue and sales and marketing expenses, and (iv) inventory write off related to restructuring. We define gross margin as gross profit as a percentage of revenue for the same period and we define Contribution Margin as Contribution Profit) as a percentage of revenue for the same period.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest income, net, (ix) other expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
We define Free Cash Flow as cash flows from operating activities less purchases of property and equipment and capitalized software and website development costs.
We define Total Orders as all orders completed through our marketplaces and platform services businesses over the period of measurement.
We define Marketplace GOV as the total dollar value of orders completed on our marketplaces, including taxes, tips, and any applicable consumer fees, including membership fees related to DashPass and Wolt+. Marketplace orders include orders completed through Pickup and DoorDash for Work. Marketplace GOV does not include the dollar value of orders, taxes and tips, or fees charged to merchants, for orders fulfilled through Drive, Storefront, or Bbot.
We define Net Revenue Margin as revenue expressed as a percentage of Marketplace GOV.

5

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Thus, our adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Contribution Profit, Contribution Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

6

DOORDASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2022	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$1,977	$1,904
Short-term marketable securities	1,544	1,552
Funds held at payment processors	441	297
Accounts receivable, net	400	383
Prepaid expenses and other current assets	358	469
Total current assets	4,720	4,605
Long-term restricted cash	211	144
Long-term marketable securities	397	381
Operating lease right-of-use assets	436	417
Property and equipment, net	637	677
Intangible assets, net	765	708
Goodwill	2,370	2,396
Non-marketable equity securities	124	142
Other assets	129	131
Total assets	$9,789	$9,601
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$157	$173
Operating lease liabilities	55	58
Accrued expenses and other current liabilities	2,332	2,495
Total current liabilities	2,544	2,726
Operating lease liabilities	456	440
Other liabilities	21	28
Total liabilities	3,021	3,194
Redeemable non-controlling interests	14	11
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	10,633	11,257
Accumulated other comprehensive (loss) income	(33)	9
Accumulated deficit	(3,846)	(4,870)
Total stockholders’ equity	6,754	6,396
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$9,789	$9,601

7

DOORDASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Revenue	$1,608	$2,133	$3,064	$4,168
Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below	880	1,135	1,643	2,204
Sales and marketing	421	471	835	967
Research and development	205	269	353	500
General and administrative	291	341	536	626
Depreciation and amortization	81	128	140	251
Restructuring charges	3	—	3	2
Total costs and expenses	1,881	2,344	3,510	4,550
Loss from operations	(273)	(211)	(446)	(382)
Interest income, net	4	34	5	61
Other income (expense), net	(3)	(4)	2	(5)
Loss before income taxes	(272)	(181)	(439)	(326)
Provision for (benefit from) income taxes	(9)	(9)	(9)	8
Net loss including redeemable non-controlling interests	(263)	(172)	(430)	(334)
Less: net loss attributable to redeemable non-controlling interests	—	(2)	—	(3)
Net loss attributable to DoorDash, Inc. common stockholders	$(263)	$(170)	$(430)	$(331)
Net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	$(0.72)	$(0.44)	$(1.21)	$(0.85)
Weighted-average number of shares outstanding used to compute net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	363,961	388,737	356,630	389,563

8

DOORDASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2023
Cash flows from operating activities
Net loss including redeemable non-controlling interests	$(430)	$(334)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	140	251
Stock-based compensation	360	541
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	35	60
Other	14	19
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Funds held at payment processors	109	142
Accounts receivable, net	20	12
Prepaid expenses and other current assets	(51)	(27)
Other assets	(44)	(23)
Accounts payable	38	20
Accrued expenses and other current liabilities	(6)	181
Payments for operating lease liabilities	(32)	(59)
Other liabilities	(8)	7
Net cash provided by operating activities	145	790
Cash flows from investing activities
Purchases of property and equipment	(77)	(66)
Capitalized software and website development costs	(73)	(97)
Purchases of marketable securities	(1,078)	(930)
Maturities of marketable securities	992	962
Sales of marketable securities	245	3
Purchases of non-marketable equity securities	—	(16)
Net cash acquired in acquisitions	71	—
Other investing activities	—	(1)
Net cash provided by (used in) investing activities	80	(145)
Cash flows from financing activities
Proceeds from exercise of stock options	8	3
Repurchase of common stock	—	(693)
Other financing activities	—	(8)
Net cash provided by (used in) financing activities	8	(698)
Foreign currency effect on cash, cash equivalents, and restricted cash	(8)	(2)
Net increase (decrease) in cash, cash equivalents, and restricted cash	225	(55)
Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	2,506	2,188
Cash, cash equivalents, and restricted cash, end of period	$2,731	$2,133
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$2,727	$1,904
Restricted cash included in prepaid expenses and other current assets	—	85
Long-term restricted cash	4	144
Total cash, cash equivalents, and restricted cash	$2,731	$2,133
Non-cash investing and financing activities
Purchases of property and equipment not yet settled	$39	$20
Stock-based compensation included in capitalized software and website development costs	$66	$80

9

DOORDASH, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(In millions)	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023

Cost of revenue, exclusive of depreciation and amortization	$880	$931	$1,014	$1,069	$1,135
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(31)	(29)	(31)	(24)	(43)
Allocated overhead	(8)	(7)	(8)	(9)	(8)
Inventory write-off related to restructuring	(2)	—	—	—	—
Adjusted cost of revenue	$839	$895	$975	$1,036	$1,084

Sales and marketing	$421	$418	$429	$496	$471
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(29)	(27)	(28)	(24)	(36)
Allocated overhead	(4)	(5)	(5)	(6)	(6)
Adjusted sales and marketing	$388	$386	$396	$466	$429

Research and development	$205	$226	$250	$231	$269
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(95)	(99)	(116)	(98)	(134)
Allocated overhead	(4)	(5)	(3)	(4)	(5)
Adjusted research and development	$106	$122	$131	$129	$130

General and administrative	$291	$311	$300	$285	$341
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(76)	(96)	(93)	(84)	(99)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	(15)	(14)	(19)	(19)	(49)
Transaction-related costs(2)	(44)	(7)	(3)	(1)	(1)
Impairment expenses(3)	—	—	(2)	—	—
Allocated overhead from cost of revenue, sales and marketing, and research and development	16	17	16	19	19
Adjusted general and administrative	$172	$211	$199	$200	$211

(1)We exclude certain costs and expenses from our calculation of adjusted general and administrative expense because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) expenses related to supporting various policy matters, including those related to worker classification and price controls, and (iv) donations as part of our relief efforts in connection with the COVID-19 pandemic and Russia's invasion of Ukraine. We believe it is appropriate to exclude the foregoing matters from our calculation of adjusted general and administrative expense because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to Wolt acquisition.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.

10

Reconciliation of gross profit to Contribution Profit

	Three Months Ended
(In millions, except percentages)	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023

Revenue	$1,608	$1,701	$1,818	$2,035	$2,133
Less: Cost of revenue, exclusive of depreciation and amortization	(880)	(931)	(1,014)	(1,069)	(1,135)
Less: Depreciation and amortization related to cost of revenue	(42)	(56)	(42)	(45)	(47)
Gross profit	$686	$714	$762	$921	$951
Gross Margin	42.7%	42.0%	41.9%	45.3%	44.6%
Less: Sales and marketing	$(421)	$(418)	$(429)	$(496)	$(471)
Add: Depreciation and amortization related to cost of revenue	42	56	42	45	47
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing	60	56	59	48	79
Add: Allocated overhead included in cost of revenue and sales and marketing	12	12	13	15	14
Add: Inventory write-off related to restructuring	2	—	—	—	—
Contribution Profit	$381	$420	$447	$533	$620
Contribution Margin	23.7%	24.7%	24.6%	26.2%	29.1%

Reconciliation of gross profit to Adjusted Gross Profit

	Three Months Ended
(In millions, except percentages)	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023

Gross profit	$686	$714	$762	$921	$951
Add: Depreciation and amortization related to cost of revenue	42	56	42	45	47
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue	31	29	31	24	43
Add: Allocated overhead included in cost of revenue	8	7	8	9	8
Add: Inventory write-off related to restructuring	2	—	—	—	—
Adjusted Gross Profit	$769	$806	$843	$999	$1,049
Adjusted Gross Margin	47.8%	47.4%	46.4%	49.1%	49.2%

11

Reconciliation of net loss including redeemable non-controlling interests to Adjusted EBITDA

	Three Months Ended
(In millions)	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023

Net loss including redeemable non-controlling interests	$(263)	$(296)	$(642)	$(162)	$(172)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	15	14	19	19	49
Transaction-related costs(2)	44	7	3	1	1
Restructuring charges	3	5	84	2	—
Inventory write-off related to restructuring	2	—	—	—	—
Impairment expenses(3)	—	—	2	—	—
Provision for (benefit from) income taxes	(9)	(5)	(17)	17	(9)
Interest income, net	(4)	(9)	(16)	(27)	(34)
Other expense, net(4)	3	2	305	1	4
Stock-based compensation expense and certain payroll tax expense(5)	231	251	268	230	312
Depreciation and amortization expense	81	118	111	123	128
Adjusted EBITDA	$103	$87	$117	$204	$279
(1)We exclude certain costs and expenses from our calculation of Adjusted EBITDA because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) expenses related to supporting various policy matters, including those related to worker classification and price controls, and (iv) donations as part of our relief efforts in connection with the COVID-19 pandemic and Russia's invasion of Ukraine. We believe it is appropriate to exclude the foregoing matters from our calculation of Adjusted EBITDA because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to Wolt acquisition.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.
(4)Consists primarily of adjustments to non-marketable equity securities, including impairment, for the three months ended December 31, 2022.
(5)Excludes stock-based compensation related to restructuring, which is included in restructuring charges in the table above.
Estimate of Certain Components of Stock Based Compensation Expense

(in millions)	2022	2023	2024	2025	2026

2020 CEO performance award(1)	$112	$104	$67	$7	$—
Wolt retention and revesting	93	150	146	141	54
Pre-IPO RSUs: amortization of stepped-up value(2)	88	69	57	3	—
New hire, continuing employee, and other grants	596	818 - 838	NA	NA	NA
Total stock based compensation	$889	$1,141 - 1,161	NA	NA	NA
(1)In November 2020, our board of directors, granted restricted stock units ("RSUs") to our Chief Executive Officer, Tony Xu, covering 10,379,000 shares of our Class A common stock, which we refer to here as the 2020 CEO Performance Award. The award is intended to be the exclusive equity award to Mr. Xu over a seven year performance period, which ends November 23, 2027. The award has nine tranches that are eligible to vest based on the achievement of stock price goals ranging from $187.60 to $501.00, measured using an average of our stock price over a consecutive 180-day period during the performance period. For more information on the 2020 CEO Performance Award, please refer to our annual proxy statement.
(2)Certain RSUs awarded prior to or around the time of the our initial public offering have grant-date fair values that significantly exceed the fair value of the awards (“409A value”) prevailing at the time they were committed to employees. The amounts included here represent the stock based compensation associated with the excess amount of the grant-date fair value over the 409A value.

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Reconciliation of net cash provided by operating activities to Free Cash Flow

	Trailing Twelve Months Ended
(in millions)	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Jun. 30, 2023
Net cash provided by operating activities	$419	$511	$367	$784	$1,012
Purchases of property and equipment	(143)	(166)	(176)	(183)	(165)
Capitalized software and website development costs	(136)	(154)	(170)	(173)	(194)
Free Cash Flow	$140	$191	$21	$428	$653

IR Contact: ir@doordash.com	PR Contact: press@doordash.com

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